PROXY VOTING RESULTS

A special meeting of Fidelity Small Cap Selector shareholders was held on September 15, 1999. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

                # OF              % OF
                VOTES CAST         VOTES CAST
RALPH F. COX
Affirmative    7,509,257,042.22   90.253

Withheld       810,974,411.70     9.747

TOTAL          8,320,231,453.92   100.000

PHYLLIS BURKE DAVIS
Affirmative    7,506,231,332.96   90.217

Withheld       814,000,120.96     9.783

TOTAL          8,320,231,453.92   100.000

ROBERT M. GATES
Affirmative    7,504,032,770.58   90.190

Withheld       816,198,683.34     9.810

TOTAL          8,320,231,453.92   100.000

EDWARD C. JOHNSON 3D
Affirmative    7,507,525,603.81   90.232

Withheld       812,705,850.11     9.768

TOTAL          8,320,231,453.92   100.000

E. BRADLEY JONES
Affirmative    7,499,372,595.84   90.134

Withheld       820,858,858.08     9.866

TOTAL          8,320,231,453.92   100.000

DONALD J. KIRK
Affirmative    7,511,636,484.25   90.282

Withheld       808,594,969.67     9.718

TOTAL          8,320,231,453.92   100.000

                # OF              % OF
                VOTES CAST         VOTES CAST
 PETER S. LYNCH
Affirmative    7,511,302,034.68   90.278

Withheld       808,929,419.24     9.722

TOTAL          8,320,231,453.92   100.000

WILLIAM O. MCCOY
Affirmative    7,511,311,111.53   90.278

Withheld       808,920,342.39     9.722

TOTAL          8,320,231,453.92   100.000

GERALD C. MCDONOUGH
Affirmative    7,500,473,641.76   90.147

Withheld       819,757,812.16     9.853

TOTAL          8,320,231,453.92   100.000

MARVIN L. MANN
Affirmative    7,511,368,292.01   90.278

Withheld       808,863,161.91     9.722

TOTAL          8,320,231,453.92   100.000

ROBERT C. POZEN
Affirmative    7,508,639,836.16   90.246

Withheld       811,591,617.76     9.754

TOTAL          8,320,231,453.92   100.000

THOMAS R. WILLIAMS
Affirmative    7,501,155,831.96   90.156

Withheld       819,075,621.96     9.844

TOTAL          8,320,231,453.92   100.000

PROPOSAL 2

To ratify the selection of Deloitte & Touche LLP as independent accountants of the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    244,011,094.28   78.724

Against        4,411,030.28     1.423

Abstain        61,537,170.36    19.853

TOTAL          309,959,294.92   100.000

PROPOSAL 3

To adopt an Amended and Restated Declaration of Trust.*

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    6,878,704,796.76   82.675

Against        319,740,789.58     3.843

Abstain        1,121,686,130.62   13.482

TOTAL          8,320,131,716.96   100.000

PROPOSAL 4

To approve an amended management contract for the fund that would reduce the management fee payable to FMR by the fund as FMR's assets under management increase, allow future modifications of the contract without a shareholder vote if permitted by the 1940 Act, and modify the performance adjustment calculations.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    227,077,001.49   73.260

Against        12,089,657.66    3.901

Abstain        70,792,635.77    22.839

TOTAL          309,959,294.92   100.000

PROPOSAL 5

To approve an amended sub-advisory agreement with FMR U.K. to allow FMR, FMR U.K., and the trust, on behalf of the fund, to modify the agreement subject to the requirements of the 1940 Act.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    228,608,261.54   73.754

Against        10,662,235.34    3.440

Abstain        70,688,798.04    22.806

TOTAL          309,959,294.92   100.000

PROPOSAL 6

To approve an amended sub-advisory agreement with FMR Far East to allow FMR, FMR Far East., and the trust, on behalf of the fund, to modify the agreement subject to the requirements of the 1940 Act.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    229,848,123.70   74.154

Against        9,098,306.41     2.936

Abstain        71,012,864.81    22.910

TOTAL          309,959,294.92   100.000

PROPOSAL 7

To approve a distribution and service plan pursuant to Rule 12b-1 for the fund that describes all material aspects of the proposed financing for the distribution of shares of the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    223,518,283.02   72.112

Against        14,303,243.98    4.615

Abstain        72,137,767.92    23.273

TOTAL          309,959,294.92   100.000

PROPOSAL 8

To approve an Agreement and Plan providing for the reorganization of the fund from a separate series of one Massachusetts business trust to another.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    228,815,889.95   73.821

Against        9,114,047.84     2.941

Abstain        72,029,357.13    23.238

TOTAL          309,959,294.92   100.000

PROPOSAL 9

To amend the fund's fundamental investment limitation concerning diversification to exclude "securities of other investment companies" from the limitation.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    223,925,797.73   72.244

Against        15,421,381.79    4.975

Abstain        70,612,115.40    22.781

TOTAL          309,959,294.92   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.